EXHIBIT 99.1

Linde Reports Second-Quarter 2026 Results

Second-Quarter Highlights

➢	Sales $9.3 billion, up 9% YoY, underlying sales up 4%
➢	Operating profit $2.6 billion, adjusted operating profit $2.7 billion, up 7%
➢	Operating profit margin 27.5%; adjusted operating profit margin 29.5%
➢	EPS $4.15, up 11%; adjusted EPS $4.50, up 10% YoY
➢	Second-quarter operating cash flow of $2.3 billion, up 3% YoY
➢	Full-year 2026 adjusted EPS guidance of $17.70 - $17.90 representing 8% to 9% growth
➢	Project backlog $11 billion

Woking, UK, July 31, 2026 – Linde plc (Nasdaq: LIN) today reported second-quarter 2026 net income of $1,928 million and diluted earnings per share of $4.15, up 9% and up 11%, respectively. Excluding Linde AG purchase accounting impacts, adjusted net income was $2,089 million, up 8% versus prior year. Adjusted diluted earnings per share was $4.50, 10% above prior year.

Linde’s sales for the second quarter were $9,289 million, up 9% versus prior year including 2% favorable currency impact.  Compared to prior year, underlying sales increased 4% from 2% price attainment and 2% volumes, primarily in the electronics, manufacturing and chemicals & energy end markets. Acquisitions increased sales by 1%.

Second-quarter operating profit was $2,554 million. Adjusted operating profit of $2,744 million was up 7% versus prior year resulting in an adjusted operating profit margin of 29.5%. Operating margin was 60 basis points lower than the previous year as higher price and productivity initiatives were offset by cost inflation.

Second-quarter operating cash flow of $2,271 million increased 3% versus prior year. After capital expenditures of $1,438 million, free cash flow was $833 million. During the quarter, the company returned $1,590 million to shareholders through dividends and stock repurchases, net of issuances.

Commenting on the financial results and business outlook, Chief Executive Officer Sanjiv Lamba said, “Linde employees delivered another solid quarter, generating record sales and EPS while maintaining industry-leading profitability with 29.5% operating margin and 23.5% return on capital. During the quarter, we also signed another long-term electronics supply contract in the U.S., increasing the sale of gas backlog to a record $8.1 billion.”

Lamba continued, “Customer proposal activity remains robust, primarily across the electronics end market, giving us confidence to further grow the backlog. Regardless of the economic climate, I’m confident the Linde team will continue to secure high-quality future growth projects while delivering long-term shareholder value.”

For the third quarter of 2026, Linde expects adjusted diluted earnings per share in the range of $4.45 to $4.55, up 6% to 8% versus prior-year quarter, with no expected impact from foreign currency translation.

For the full year 2026, the company expects adjusted diluted earnings per share to be in the range of $17.70 to $17.90, up 8% to 9% when assuming favorable currency of 1% versus prior year. Full-year capital expenditures are expected to be in the range of $5.5 billion to $6.0 billion to support growth and maintenance requirements including the $8.1 billion contractual sale of gas project backlog.

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Second-Quarter 2026 Results by Segment

Americas sales of $4,083 million were up 7% versus prior year.  Compared with second quarter 2025, underlying sales increased 4%, driven by 2% higher pricing and 2% higher volumes, primarily in the electronics and manufacturing end markets. Operating profit of $1,272 million was 31.2% of sales, 50 basis points below prior year.

APAC (Asia Pacific) sales of $1,870 million were up 13% versus prior year. Compared with second quarter 2025, underlying sales increased 8%, driven by 6% volumes primarily in the electronics and chemicals & energy end markets and project start-ups and 2% higher pricing. Operating profit of $531 million was 28.4% of sales, 120 basis points below prior year or 70 basis points when excluding the effects of cost pass-through.

EMEA (Europe, Middle East & Africa) sales of $2,303 million were up 7% versus prior year.  Compared with second quarter 2025, underlying sales increased 1%, driven by 2% higher pricing and lower volumes, primarily in the manufacturing end market. Operating profit of $823 million was 35.7% of sales, 40 basis points below prior year or 10 basis points higher when excluding the effects of cost pass-through.

Linde Engineering sales were $625 million, up 13% versus prior year, and operating profit was $100 million or 16.0% of sales.  Order intake for the quarter was $871 million and third-party sale of equipment backlog was $3.0 billion.

Earnings Call

A teleconference on Linde’s second-quarter 2026 results is being held today at 9:00 am EDT.

Live conference call	US Toll-Free Dial-In Number: 1 888 770 7292 UK Toll-Free Dial-In Number: 0800 358 0970 Access code: 6877110
Live webcast (listen-only)	https://www.linde.com/investors/financial-reports

Materials to be used in the teleconference are also available on the website.

About Linde

Linde is a leading global industrial gases and engineering company with 2025 sales of $34 billion. We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain, decarbonize and protect our planet. Linde serves a variety of end markets such as chemicals & energy, food & beverage, electronics, healthcare, manufacturing, metals and mining. Linde’s industrial gases and technologies are used in countless applications, enabling space exploration and launch technologies, delivering ultra-high-purity and specialty gases for semiconductor manufacturing, providing life-saving medical oxygen and enabling clean hydrogen production and carbon capture to reduce greenhouse gas emissions. Linde also delivers state-of-the-art gas processing solutions to support customer growth, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

Adjusted amounts, free cash flow and return on capital are non-GAAP measures. See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

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Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

*Note: We are providing adjusted earnings per share (“EPS”) guidance for 2026. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, and the impact of other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions.  They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties.  These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and cybersecurity breaches; and the effectiveness and speed of integrating new acquisitions into the business.  These risks and uncertainties may cause future results or circumstances to differ materially from adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances.  The above listed risks and uncertainties are further described in Item 1A.  Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 25, 2026 which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

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LINDE PLC AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "NON GAAP MEASURES AND RECONCILIATIONS" starting on page 9 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Net Income		Diluted EPS	
Quarter Ended June 30,	2026	2025	2026	2025	2026	2025	2026	2025
Reported GAAP Amounts	$ 9,289	$ 8,495	$ 2,554	$ 2,354	$ 1,928	$ 1,766	$ 4.15	$ 3.73
Purchase accounting impacts - Linde AG (b)	—	—	190	202	161	171	0.35	0.36
Adjusted amounts	$ 9,289	$ 8,495	$ 2,744	$ 2,556	$ 2,089	$ 1,937	$ 4.50	$ 4.09

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Net Income		Diluted EPS	
Year to Date June 30,	2026	2025	2026	2025	2026	2025	2026	2025
Reported GAAP Amounts	$ 18,070	$ 16,607	$ 4,993	$ 4,538	$ 3,785	$ 3,439	$ 8.13	$ 7.24
Cost reduction program and other charges (a)	—	—	—	55	—	37	—	0.08
Purchase accounting impacts - Linde AG (b)	—	—	381	401	323	341	0.69	0.72
Total adjustments	—	—	381	456	323	378	0.69	0.80
Adjusted amounts	$ 18,070	$ 16,607	$ 5,374	$ 4,994	$ 4,108	$ 3,817	$ 8.82	$ 8.04

(a) 2025 cost reduction program and other charges are primarily related to severance.

(b) To adjust for purchase accounting impacts related to the merger.

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LINDE PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

(Millions of dollars, except per share data)	Quarter Ended June 30, 2026	Quarter Ended June 30, 2025	Year to Date June 30, 2026	Year to Date June 30, 2025
Sales	$ 9,289	$ 8,495	$ 18,070	$ 16,607
Cost of sales	4,861	4,306	9,384	8,463
Selling, general and administrative	891	870	1,784	1,656
Depreciation and amortization	963	942	1,914	1,852
Research and development	37	38	75	76
Cost reduction program and other charges	—	—	—	55
Other income (expense) - net	17	15	80	33
Operating Profit	2,554	2,354	4,993	4,538
Interest expense - net	61	67	123	127
Net pension and OPEB cost (benefit), excluding service cost	(53)	(59)	(107)	(115)
Income Before Income Taxes and Equity Investments	2,546	2,346	4,977	4,526
Income taxes	610	573	1,181	1,084
Income Before Equity Investments	1,936	1,773	3,796	3,442
Income from equity investments	36	33	76	71
Income (Including Noncontrolling Interests)	1,972	1,806	3,872	3,513
Less: noncontrolling interests	(44)	(40)	(87)	(74)
Net Income – Linde plc	$ 1,928	$ 1,766	$ 3,785	$ 3,439
Per Share Data – Linde plc Shareholders				
Basic earnings per share	$ 4.17	$ 3.75	$ 8.17	$ 7.29
Diluted earnings per share	$ 4.15	$ 3.73	$ 8.13	$ 7.24
Cash dividends per share	$ 1.60	$ 1.50	$ 3.20	$ 3.00
Weighted Average Shares Outstanding (000's):				
Basic shares outstanding (000's)	462,525	470,865	463,284	471,857
Diluted shares outstanding (000's)	464,523	473,573	465,299	474,691

Note: See page 9 for a reconciliation to adjusted amounts which are Non-GAAP.

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

(Millions of dollars)	June 30, 2026	December 31, 2025
Assets		
Cash and cash equivalents	$ 4,898	$ 5,056
Accounts receivable - net	5,632	4,966
Contract assets	432	269
Inventories	2,122	2,055
Prepaid and other current assets	1,092	979
Total Current Assets	14,176	13,325
Property, plant and equipment - net	29,170	28,260
Goodwill	27,927	27,927
Other intangibles - net	11,564	11,871
Other long-term assets	5,512	5,434
Total Assets	$ 88,349	$ 86,817
Liabilities and Equity		
Accounts payable	$ 2,837	$ 2,810
Short-term debt	4,861	4,510
Current portion of long-term debt	2,474	1,796
Contract liabilities	1,128	1,231
Other current liabilities	4,827	4,851
Total Current Liabilities	16,127	15,198
Long-term debt	20,678	20,683
Other long-term liabilities	10,914	11,195
Total Liabilities	$ 47,719	$ 47,076
Redeemable noncontrolling interests	13	13
Linde plc Shareholders' Equity		
Ordinary shares	1	1
Additional paid-in capital	39,130	39,430
Retained earnings	18,804	16,608
Accumulated other comprehensive income (loss)	(5,926)	(6,233)
Less: Treasury shares, at cost	(12,928)	(11,561)
Total Linde plc Shareholders' Equity	39,081	38,245
Noncontrolling interests	1,536	1,483
Total Equity	$ 40,617	$ 39,728
Total Liabilities and Equity	$ 88,349	$ 86,817

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Quarter Ended June 30,		Year to Date June 30,	
(Millions of dollars)	2026	2025	2026	2025
Operations				
Net income - Linde plc	$ 1,928	$ 1,766	$ 3,785	$ 3,439
Add: Noncontrolling interests	44	40	87	74
Net income (including noncontrolling interests)	1,972	1,806	3,872	3,513
Adjustments to reconcile net income to net cash provided by operating activities:				
Cost reduction program and other charges (a)	(32)	(32)	(76)	(14)
Depreciation and amortization	963	942	1,914	1,852
Accounts receivable	(290)	(79)	(651)	(309)
Contract assets and liabilities, net	(180)	43	(288)	(22)
Inventory	(41)	(45)	(89)	(36)
Payables and accruals	56	(290)	91	(499)
Pension contributions	(11)	(10)	(18)	(15)
Deferred income taxes and other	(166)	(124)	(244)	(98)
Net cash provided by (used for) operating activities	2,271	2,211	4,511	4,372
Investing				
Capital expenditures	(1,438)	(1,257)	(2,780)	(2,527)
Acquisitions, net of cash acquired	(232)	(158)	(385)	(270)
Divestitures, net of cash divested and asset sales	11	11	123	24
Other investing, net	1	(53)	—	(53)
Net cash provided by (used for) investing activities	(1,658)	(1,457)	(3,042)	(2,826)
Financing				
Debt increase (decrease) - net	1,981	346	1,645	1,839
Issuances of ordinary shares	19	4	22	15
Purchases of ordinary shares	(871)	(1,111)	(1,678)	(2,222)
Cash dividends - Linde plc shareholders	(738)	(704)	(1,479)	(1,412)
Noncontrolling interest transactions and other	(70)	99	(157)	26
Net cash provided by (used for) financing activities	321	(1,366)	(1,647)	(1,754)
Effect of exchange rate changes on cash and cash equivalents	5	104	20	144
Change in cash and cash equivalents	939	(508)	(158)	(64)
Cash and cash equivalents, beginning-of-period	3,959	5,294	5,056	4,850
Cash and cash equivalents, end-of-period	$ 4,898	$ 4,786	$ 4,898	$ 4,786

(a) There were no cost reduction program and other charges for the six months ended June 30, 2026. 2025 charges were primarily related to severance. Related cash outflows were $32 million and $32 million for the quarters ended June 30, 2026 and 2025, respectively, and $76 million and $69 million for the six months ended June 30, 2026 and 2025, respectively.

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LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Quarter Ended June 30,		Year to Date June 30,	
(Millions of dollars)	2026	2025	2026	2025
Sales				
Americas	$ 4,083	$ 3,812	$ 8,108	$ 7,478
EMEA	2,303	2,162	4,474	4,193
APAC	1,870	1,655	3,571	3,194
Engineering	625	551	1,142	1,116
Other	408	315	775	626
Total segment sales	$ 9,289	$ 8,495	$ 18,070	$ 16,607
Operating Profit				
Americas	$ 1,272	$ 1,209	$ 2,544	$ 2,346
EMEA	823	780	1,607	1,502
APAC	531	490	1,008	941
Engineering	100	90	201	204
Other	18	(13)	14	1
Segment operating profit	2,744	2,556	5,374	4,994
Cost reduction program and other charges	—	—	—	(55)
Purchase accounting impacts - Linde AG	(190)	(202)	(381)	(401)
Total operating profit	$ 2,554	$ 2,354	$ 4,993	$ 4,538

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors' understanding of the company's financial information by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2026			2025				
(Millions of dollars)	Year to Date June 30,	Q2	Q1	Year to Date June 30,	Q4	Q3	Q2	Q1
Adjusted Operating Profit and Operating Margin								
Reported operating profit	$ 4,993	$ 2,554	$ 2,439	$ 4,538	$ 2,018	$ 2,367	$ 2,354	$ 2,184
Add: Cost reduction program and other charges	—	—	—	55	229	(11)	—	55
Add: Purchase accounting impacts - Linde AG (c)	381	190	191	401	338	202	202	199
Total adjustments	381	190	191	456	567	191	202	254
Adjusted operating profit	$ 5,374	$ 2,744	$ 2,630	$ 4,994	$ 2,585	$ 2,558	$ 2,556	$ 2,438
Reported percentage change	10 %	8 %	12 %					
Adjusted percentage change	8 %	7 %	8 %					
Reported sales	$ 18,070	$ 9,289	$ 8,781	$ 16,607	$ 8,764	$ 8,615	$ 8,495	$ 8,112
Reported operating margin	27.6 %	27.5 %	27.8 %	27.3 %	23.0 %	27.5 %	27.7 %	26.9 %
Adjusted operating margin	29.7 %	29.5 %	30.0 %	30.1 %	29.5 %	29.7 %	30.1 %	30.1 %
Adjusted Depreciation and Amortization								
Reported depreciation and amortization	$ 1,914	$ 963	$ 951	$ 1,852	$ 950	$ 961	$ 942	$ 910
Less: Purchase accounting impacts - Linde AG (c)	(381)	(190)	(191)	(389)	(186)	(202)	(198)	(191)
Adjusted depreciation and amortization	$ 1,533	$ 773	$ 760	$ 1,463	$ 764	$ 759	$ 744	$ 719
Adjusted Other Income (Expense) - net								
Reported other income (expense) - net	$ 80	$ 17	$ 63	$ 33	$ (105)	$ 14	$ 15	$ 18
Add: Purchase accounting impacts - Linde AG (c) (e)	—	—	—	(12)	(152)	—	(4)	(8)
Adjusted other income (expense) - net	$ 80	$ 17	$ 63	$ 45	$ 47	$ 14	$ 19	$ 26
Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost								
Reported net pension and OPEB cost (benefit), excluding service cost	$ (107)	$ (53)	$ (54)	$ (115)	$ (57)	$ (57)	$ (59)	$ (56)
Add: Pension settlement charges	—	—	—	—	—	(2)	—	—
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$ (107)	$ (53)	$ (54)	$ (115)	$ (57)	$ (59)	$ (59)	$ (56)
Adjusted Income Taxes (a)								
Reported income taxes	$ 1,181	$ 610	$ 571	$ 1,084	$ 481	$ 424	$ 573	$ 511
Add: Purchase accounting impacts - Linde AG (c)	90	45	45	90	83	155	46	44
Add: Cost reduction program and other charges	—	—	—	18	62	1	—	18
Total adjustments	90	45	45	108	145	156	46	62
Adjusted income taxes	$ 1,271	$ 655	$ 616	$ 1,192	$ 626	$ 580	$ 619	$ 573

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(Millions of dollars)	2026 Year to Date June 30,	2026 Q2	2026 Q1	2025 Year to Date June 30,	2025 Q4	2025 Q3	2025 Q2	2025 Q1
Adjusted Effective Tax Rate (a)								
Reported income before income taxes and equity investments	$ 4,977	$ 2,546	$ 2,431	$ 4,526	$ 2,011	$ 2,360	$ 2,346	$ 2,180
Add: Pension settlement charge	—	—	—	—	—	2	—	—
Add: Purchase accounting impacts - Linde AG (c)	381	190	191	401	338	202	202	199
Add: Cost reduction program and other charges	—	—	—	55	229	(11)	—	55
Total adjustments	381	190	191	456	567	193	202	254
Adjusted income before income taxes and equity investments	$ 5,358	$ 2,736	$ 2,622	$ 4,982	$ 2,578	$ 2,553	$ 2,548	$ 2,434
Reported Income taxes	$ 1,181	$ 610	$ 571	$ 1,084	$ 481	$ 424	$ 573	$ 511
Reported effective tax rate	23.7%	24.0%	23.5%	24.0%	23.9%	18.0%	24.4%	23.4%
Adjusted income taxes	$ 1,271	$ 655	$ 616	$ 1,192	$ 626	$ 580	$ 619	$ 573
Adjusted effective tax rate	23.7%	23.9%	23.5%	23.9%	24.3%	22.7%	24.3%	23.5%
Adjusted Income from Equity Investments								
Reported income from equity investments	$ 76	$ 36	$ 40	$ 71	$ 43	$ 36	$ 33	$ 38
Add: Purchase accounting impacts - Linde AG (c)	38	19	19	36	18	18	18	18
Add: Cost reduction program and other charges	—	—	—	—	—	6	—	—
Total adjustments	38	19	19	36	18	24	18	18
Adjusted income from equity investments	$ 114	$ 55	$ 59	$ 107	$ 61	$ 60	$ 51	$ 56
Adjusted Noncontrolling Interests								
Reported noncontrolling interests	$ (87)	$ (44)	$ (43)	$ (74)	$ (43)	$ (43)	$ (40)	$ (34)
Add: Purchase accounting impacts - Linde AG (c)	(6)	(3)	(3)	(6)	(2)	(3)	(3)	(3)
Adjusted noncontrolling interests	$ (93)	$ (47)	$ (46)	$ (80)	$ (45)	$ (46)	$ (43)	$ (37)
Adjusted Net Income - Linde plc (b)								
Reported net income	$ 3,785	$ 1,928	$ 1,857	$ 3,439	$ 1,530	$ 1,929	$ 1,766	$ 1,673
Add: Pension settlement charge	—	—	—	—	—	2	—	—
Add: Cost reduction program and other charges	—	—	—	37	167	(6)	—	37
Add: Purchase accounting impacts - Linde AG (c)	323	161	162	341	271	62	171	170
Total adjustments	323	161	162	378	438	58	171	207
Adjusted net income - Linde plc	$ 4,108	$ 2,089	$ 2,019	$ 3,817	$ 1,968	$ 1,987	$ 1,937	$ 1,880
Adjusted Diluted EPS (b)								
Reported diluted EPS	$ 8.13	$ 4.15	$ 3.98	$ 7.24	$ 3.26	$ 4.09	$ 3.73	$ 3.51
Add: Cost reduction program and other charges	—	—	—	0.08	0.36	(0.01)	—	0.08
Add: Purchase accounting impacts - Linde AG (c)	0.69	0.35	0.35	0.72	0.58	0.13	0.36	0.36
Total adjustments	0.69	0.35	0.35	0.80	0.94	0.12	0.36	0.44
Adjusted diluted EPS	$ 8.82	$ 4.50	$ 4.33	$ 8.04	$ 4.20	$ 4.21	$ 4.09	$ 3.95
Reported percentage change	12 %	11 %	13 %					
Adjusted percentage change	10 %	10 %	10 %

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(Millions of dollars)	2026 Year to Date June 30,	2026 Q2	2026 Q1	2025 Year to Date June 30,	2025 Q4	2025 Q3	2025 Q2	2025 Q1
		Third Quarter 2026		Full Year 2026				
Adjusted Diluted EPS Guidance (d)		Low End	High End	Low End	High End			
2026 Adjusted Guidance		$ 4.45	$ 4.55	$ 17.70	$ 17.90			
Adjusted percentage changes versus 2025 adjusted diluted EPS		6 %	8 %	8 %	9 %			
Add: Estimated currency headwind/(tailwind)		— %	— %	(1)%	(1)%			
Adjusted percentage change excluding currency		6 %	8 %	7 %	8 %			
Adjusted EBITDA and % of Sales								
Net Income - Linde plc	$ 3,785	$ 1,928	$ 1,857	$ 3,439	$ 1,530	$ 1,929	$ 1,766	$ 1,673
Add: Noncontrolling interests	87	44	43	74	43	43	40	34
Add: Net pension and OPEB cost (benefit), excluding service cost	(107)	(53)	(54)	(115)	(57)	(57)	(59)	(56)
Add: Interest expense	123	61	62	127	64	64	67	60
Add: Income taxes	1,181	610	571	1,084	481	424	573	511
Add: Depreciation and amortization	1,914	963	951	1,852	950	961	942	910
EBITDA	6,983	3,553	3,430	6,461	3,011	3,364	3,329	3,132
Add: Cost reduction program and other charges	—	—	—	55	229	(5)	—	55
Add: Purchase accounting impacts - Linde AG (c)	38	19	19	48	170	18	22	26
Total adjustments	38	19	19	103	399	13	22	81
Adjusted EBITDA	$ 7,021	$ 3,572	$ 3,449	$ 6,564	$ 3,410	$ 3,377	$ 3,351	$ 3,213
Reported sales	$ 18,070	$ 9,289	$ 8,781	$ 16,607	$ 8,764	$ 8,615	$ 8,495	$ 8,112
% of sales								
EBITDA	38.6%	38.2%	39.1%	38.9%	34.4%	39.0%	39.2%	38.6%
Adjusted EBITDA as a % of Sales	38.9%	38.5%	39.3%	39.5%	38.9%	39.2%	39.4%	39.6%

(a) The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

(b) Net of income taxes which are shown separately in "Adjusted Income Taxes and Effective Tax Rate".

(c) The company believes that its non-GAAP measures excluding merger Purchase accounting impacts - Linde AG are useful to investors because: (i) the 2018 business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by merger purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of merger purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding merger purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.

A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:

Adjusted Operating Profit and Margin: The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger and the allocation of fair value step-up for ongoing Linde AG asset disposals (reflected in Other Income/(Expense)).

Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions

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that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.

Adjusted Noncontrolling Interests: Represents the noncontrolling interests' ownership portion of the adjustments described above determined on an entity by entity basis.

(e) Fourth quarter 2025 Adjusted other income (expense) - net includes a charge associated with Linde AG merger-related purchase accounting.

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(UNAUDITED)

(Millions of dollars)	2026 Q2	2026 Q1	2025 Q4	2025 Q3	2025 Q2	2025 Q1
Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.						
Operating Cash Flow	$2,271	$ 2,240	$ 3,030	$ 2,948	$ 2,211	$ 2,161
Less: Capital Expenditures	(1,438)	(1,342)	(1,458)	(1,276)	(1,257)	(1,270)
Free Cash Flow	$ 833	$ 898	$ 1,572	$ 1,672	$ 954	$ 891
Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.						
Debt	$28,013	$26,317	$26,989	$25,925	$25,920	$23,897
Less: Cash and cash equivalents	(4,898)	(3,959)	(5,056)	(4,509)	(4,786)	(5,294)
Net debt	23,115	22,358	21,933	21,416	21,134	18,603
Less: Purchase accounting impacts - Linde AG	(3)	(3)	(3)	(4)	(4)	(4)
Adjusted net debt	$23,112	$22,355	$21,930	$21,412	$21,130	$18,599
After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders' equity).						
Reported net income - Linde plc	$1,928	$ 1,857	$ 1,530	$ 1,929	$ 1,766	$ 1,673
Add: noncontrolling interests	44	43	43	43	40	34
Add: interest expense - net	61	62	64	64	67	60
Less: tax benefit on interest expense - net *	(15)	(15)	(16)	(15)	(16)	(14)
Reported NOPAT	$2,018	$ 1,947	$ 1,621	$ 2,021	$ 1,857	$ 1,753
Adjusted net income - Linde plc	$2,089	$ 2,019	$ 1,968	$ 1,987	$ 1,937	$ 1,880
Add: adjusted noncontrolling interests	47	46	45	46	43	37
Add: interest expense - net	61	62	64	64	67	60
Less: tax benefit on interest expense - net *	(15)	(15)	(16)	(15)	(16)	(14)
Adjusted NOPAT	$2,182	$ 2,112	$ 2,061	$ 2,082	$ 2,031	$ 1,963
*Tax benefit on interest expense - net is generally presented using the reported effective rate.						
4-quarter trailing reported NOPAT	$7,607	$ 7,446	$ 7,252	$ 7,440	$ 7,074	$ 6,970
4-quarter trailing adjusted NOPAT	$8,437	$ 8,286	$ 8,137	$ 8,062	$ 7,968	$ 7,890

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(Millions of dollars)	2026 Q2	2026 Q1	2025 Q4	2025 Q3	2025 Q2	2025 Q1
Equity and redeemable noncontrolling interests:						
Redeemable noncontrolling interests	$ 13	$ 13	$ 13	$ 13	$ 13	$ 13
Linde plc shareholders' equity	39,081	38,566	38,245	38,616	38,515	38,032
Noncontrolling interests	1,536	1,513	1,483	1,457	1,458	1,418
Total equity and redeemable noncontrolling interests	$40,630	$40,092	$39,741	$40,086	$39,986	$39,463
Reported capital	$63,745	$62,450	$61,674	$61,502	$61,120	$58,066
Total equity and redeemable noncontrolling interests	$40,630	$40,092	$39,741	$40,086	$39,986	$39,463
Add: Adjusted net debt	23,112	22,355	21,930	21,412	21,130	18,599
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,256	24,256	24,256
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868	1,868
Adjusted capital	$37,618	$36,323	$35,547	$35,374	$34,992	$31,938

(a) Represent opening balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.

	2026 Q2	2026 Q1	2025 Q4	2025 Q3	2025 Q2	2025 Q1
Ending capital (see above)	$63,745	$62,450	$61,674	$61,502	$61,120	$58,066
5-quarter average ending capital	$62,098	$60,962	$59,725	$58,925	$57,914	$56,830
Ending adjusted capital (see above)	$37,618	$36,323	$35,547	$35,374	$34,992	$31,938
5-quarter average ending adjusted capital	$35,971	$34,835	$33,597	$32,797	$31,786	$30,701
After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	12.2 %	12.2 %	12.1 %	12.6 %	12.2 %	12.3 %
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	23.5 %	23.8 %	24.2 %	24.6 %	25.1 %	25.7 %